Exhibit 99.1

BOYD GAMING REPORTS RECORD FIRST QUARTER RESULTS

- Earnings More Than Double For Third Consecutive Quarter –

- Company Boosts Dividend Payout 47% -

LAS VEGAS, NV – APRIL 25, 2005 – Boyd Gaming Corporation (NYSE:BYD) today reported its financial results for the first quarter 2005. The Company reported record adjusted earnings(1) of $.64 per share, an increase of 121% over the $.29 per share reported in the first quarter last year. This result represents the third quarter in a row in which adjusted earnings per share were more than double the comparable quarter in the prior year. Adjustments for the first quarter were principally preopening expenses and a cumulative effect of a change in accounting principle. The adjustment for last year’s first quarter was for an Indiana state income tax assessment. This quarter’s results include the operations of the four properties of Coast Casinos, which the Company acquired on July 1, 2004, and Sam’s Town Shreveport, which the Company acquired in May 2004. Per share amounts are reported on a diluted basis.

Dividend Payout Increased by 47%

The Company announced that its Board of Directors declared a quarterly dividend of $.125 per share payable on June 1, 2005, to shareholders of record on May 13, 2005. This is the second time the Company has increased its dividend payout in the past nine months. On an annualized basis, the new dividend rate is $.50 per share, up from the previous annualized rate of $.34 per share.

First Quarter Results

The Company reported record EBITDA of $170 million for the first quarter, an increase of 111% over the $81 million reported for the first quarter last year. This is the third consecutive quarter in which the Company reported EBITDA more than double the amount reported in the comparable quarter a year earlier. On a same-store basis, EBITDA for the quarter was 17.1% above the first quarter 2004. All six of the Company’s operating units reported year-over-year increases in revenue, EBITDA and EBITDA margin. The widespread nature of the EBITDA gains in this year’s first quarter versus the prior year is evidenced by the following statistics:

•	Boulder Strip EBITDA increased 12.8%
•	Coast Casinos EBITDA, as compared to its first quarter results when it operated as an independent company, increased 29%

•	Stardust EBITDA increased 30%

•	Downtown Properties EBITDA increased 13.5%

•	Central Region EBITDA increased 27% (an 8.8% increase on a same-store basis)

•	The Company’s share of Borgata’s operating income (before amortization expense) increased 65%

Revenues for the first quarter were a record $567 million, an increase of 72% over the $330 million reported for the first quarter last year, principally due to the additions of the Coast and Shreveport properties. On a same-store basis, revenues were up 3.2% for the quarter versus the comparable quarter in the prior year. Income for the first quarter before the cumulative effect of a change in accounting principle was $56.5 million, or $.63 per share, versus $13.5 million, or $.20 per share, reported for the first quarter 2004. In this year’s first quarter, the Company’s weighted average diluted shares were 23.3 million greater than last year’s average for the comparable quarter, due principally to shares issued in the Coast Casinos merger.

Regarding the cumulative effect charge, a recent change in accounting rules necessitated a change in the method used in the annual test for the value of intangible license rights that the Company had originally recorded when it acquired properties in limited license jurisdictions. This resulted in a first quarter non-cash charge, described as a cumulative effect of a change in accounting principle, of $25.4 million ($16.4 million, net of tax), or $.18 per share. The description of the accounting rule change and the first quarter charge, which occurred with respect to only one of the Company’s properties, is more fully described in footnote (d) later in this release.

Bill Boyd, Chairman and Chief Executive Officer of Boyd Gaming, commented, “I am extremely pleased with the results of our Company’s operations in the first quarter. Revenue and earnings gains were made across the board. In the booming Nevada market, our quarterly EBITDA broke the $100 million mark for the first time, nearly three and a half times what it was in last year’s first quarter. The Las Vegas locals market remains one of the best places to operate in our business, and in the quarter we derived about half of our EBITDA from the stellar performances of our locals-oriented properties. And Borgata continues to prove what great results a fabulous, well-run facility can produce as it continues to outdistance the competition in the Atlantic City market.

“My enthusiasm for our operating results does not overshadow my enthusiasm for our growth prospects. The coming addition of South Coast to our Las Vegas locals portfolio, the expansions that are underway at Borgata, the major expansion now going on at Blue Chip, the just-opened expansion at Delta Downs, and the early planning efforts on an exciting major development on the 63-acre Stardust site will place great assets in proven successful markets. We believe we have among the best growth pipelines in the gaming industry today. Additionally, the substantial increase in our dividend payout reflects our confidence in both our current operations and prospects for continued earnings growth.”

In footnote (1), you will find a discussion of how and why the Company uses adjusted earnings, adjusted earnings per share, EBITDA (non-GAAP measures of earnings as defined in footnote (1)) and EBITDA margin, performance measurements widely used in the gaming industry. As used in this release, EBITDA for a particular operating segment (adjusted EBITDA) is before corporate expense. Further in this release you will also find tables that reconcile certain non-GAAP measurements to GAAP financial information.

Borgata

The Company also reported first quarter results for Borgata Hotel Casino and Spa, the Company’s joint venture property in Atlantic City. As an unconsolidated joint venture, Borgata’s results appear in only two lines of the Company’s consolidated statements of operations; therefore, more detailed financial information is presented in tables later in this release.

For the first quarter, Borgata reported gaming revenue of $162 million, an increase of 15.6% over the first quarter 2004, and non-gaming revenue of $53.5 million, an increase of 6.1% over the first quarter last year. Net revenues for the quarter were $172 million, a gain of 18.0% over last year’s first quarter. Borgata reported EBITDA for the first quarter of $56.9 million, a 42% increase over the $40.1 million reported in last year’s first quarter. Borgata’s EBITDA margin for the quarter was 33.0% versus 27.5% reported in the prior period. Hotel occupancy for the quarter was 93%, well ahead of the same measure reported last year, and the average daily room rate was $123.

Borgata’s casino win for the first quarter was the highest in the Atlantic City market, $15.6 million more than the much larger Bally’s, which had the second highest casino win. In addition, Borgata’s growth rate in casino win from the prior year was the highest in the market. Borgata’s market-leading table game win for the quarter was up 8.0% over the same quarter last year, while the property’s slot win for the quarter gained 18.5% over the prior year’s first quarter. In win per unit, Borgata’s tables won $4,574 per day for the quarter and its slots won $324 per day for the quarter, both leading the market by wide measures.

Bob Boughner, Chief Executive Officer of Borgata, said, “Our strong results for both this quarter and for the fourth quarter 2004 show that offering great experiences with excellent product and service can take most of the seasonality out of what has traditionally been a seasonal market. We hope to keep building on our success, both with what we offer today and also with the new amenities that we are adding in 2006 and 2007 to meet the large existing demand for our product.”

Wholly-owned Properties

The Company reports results from its wholly-owned properties in five segments. For a listing of the specific properties in each unit, see the introduction to the tables appearing after the text of this release.

-Boulder Strip

The Las Vegas locals-oriented Boulder Strip properties, benefiting from a strong Las Vegas economy, reported record EBITDA and EBITDA margin for the first quarter. Notably, the unit’s first quarter EBITDA exceeded the former record result, set in the previous quarter, by 12.5%. For this year’s first quarter, revenues were up 6.2%, EBITDA was up 12.8% and EBITDA margin was up 1.8 percentage points, all as compared to the first quarter 2004.

-Coast Casinos

As the merger with Coast Casinos was completed on July 1, 2004, there are no results for Coast for the first quarter 2004 in the Company’s financial statements. Therefore, all comparisons presented here are with Coast’s pre-merger results of operations when they were an independent company, which results are reconciled in a table later in this release. Coast’s revenues for the first quarter were a record $188 million, an increase of 14.2% over the first quarter last year. EBITDA for the first quarter was a record $68.2 million, a 29% increase over the prior period. EBITDA margin for the first quarter was a record 36.3%, up from 32.1% for the first quarter 2004, as 66% of the incremental revenue flowed through to the EBITDA line. These results continue to demonstrate the strength of the Las Vegas economy. An additional factor contributing to the unit’s strong performance was the 461 new hotel rooms at The Orleans that came on line in the fourth quarter 2004.

-Stardust

The Stardust reported its best revenue and EBITDA quarter in many years. Revenues for the first quarter were $40.7 million, an increase of 5.1% over the $38.8 million reported for the first quarter last year, principally the result of a 14.0% increase in slot revenue. EBITDA for the first quarter was $7.1 million, a gain of 30% over the comparable quarter in the prior year. Notably, for the last four quarters, Stardust EBITDA totaled just slightly under $20 million, representing a strong recovery from the results of recent years.

-Downtown Properties

Revenues for the Downtown Properties increased 5.7% for the first quarter versus the prior year’s first quarter. EBITDA for the first quarter was $11.4 million, a 13.5% increase over the $10.1 million reported in the prior year’s first quarter. This strong gain was reported despite a $1.3 million increase in the cost of jet fuel in the unit’s air charter operations, when compared with the first quarter last year.

-Central Region

The six Central Region properties reported a 22% increase in revenues and a 27% increase in EBITDA for the first quarter versus the comparable quarter in 2004. This quarter’s results include Sam’s Town Shreveport, which the Company acquired in May

2004. On a same-store basis, first quarter revenues increased 1.3% and EBITDA rose 8.8% over the first quarter 2004. Four of the five properties that operated in both periods reported higher EBITDA in the quarter versus the comparable quarter last year, with only Sam’s Town Tunica reporting a decline. Contributing to the EBITDA gains were Par-A-Dice, due to lower 2005 gaming tax expense; Delta Downs, helped by the completion of construction in March; and Sam’s Town Shreveport, which reported its best quarter since the Company’s acquisition as the property’s rebranding efforts took hold.

Financial Statistics

The Company provided the following additional information for the first quarter ended March 31, 2005:

•	March 31 debt balance: $2.264 billion

•	March 31 cash: $137 million

•	Dividends paid in the quarter: $7.5 million

•	Maintenance capital expenditures during the quarter: $30 million

•	Expansion capital expenditures for projects during the quarter:

Delta Downs -	$12 million
Blue Chip -	$26 million
South Coast -	$75 million

•	Number of shares outstanding on March 31: 88.0 million

•	Capitalized interest during the quarter: $3.8 million

•	The Company received its first distribution from Borgata during the quarter: $6.7 million, representing 35% of the Company’s half of Borgata’s pre-tax income for the fourth quarter 2004

(1)	Adjusted Earnings are earnings before preopening expenses, gain on sale of undeveloped land, charges associated with an Indiana state tax assessment and a cumulative effect of a change in accounting principle. Adjusted Earnings (and Adjusted EPS) are presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance in the gaming industry and as this measure is considered by many to be a better measure on which to base expectations of future results than net income computed in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of net income, based upon GAAP, to Adjusted Earnings and the presentation of Adjusted EPS are each included in the financial schedules accompanying this release. EBITDA is earnings before interest, taxes, depreciation, amortization, preopening expenses, deferred rent, the gain on sale of undeveloped land, our share of Borgata’s non-operating expenses, and a cumulative effect of a change in accounting principle. EBITDA and EBITDA margin are presented solely as supplemental disclosures because the Company believes that they are widely used measures of operating performance in the gaming industry and EBITDA is a principal basis for valuation of gaming companies. Specifically, EBITDA is presented before preopening expenses as it represents a measure of performance of the Company’s existing operational activities. The Company uses property EBITDA (EBITDA before corporate expense) as the primary measure of the operating performance of each of its properties, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with GAAP. The Company has significant uses of cash flows, including capital expenditures, interest payments, income taxes and debt principal repayments which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. EBITDA from Coast Casinos for the three months ended March 31, 2004 is reconciled in a table later in this release.

The following tables report March quarterly results. Boulder Strip includes Sam’s Town Las Vegas, Eldorado and Jokers Wild. Downtown Properties includes the California Hotel and Casino, the Fremont Hotel and Casino, Main Street Station, and Vacations Hawaii, the Company’s Honolulu travel agency. Coast Casinos includes Barbary Coast, Gold Coast, The Orleans, Suncoast and an offsite sports book. Central Region includes Sam’s Town Tunica, Par-A-Dice, Treasure Chest, Blue Chip, Delta Downs, and Sam’s Town Shreveport.

	Three Months Ended March 31,
($ in thousands, except footnotes)	2005	2004
Net Revenues
Boulder Strip	$50,093	$47,163
Coast Casinos	187,906	—
Stardust	40,732	38,754
Downtown Properties (a)	63,065	59,636
Central Region	225,094	184,485

Net revenues	$566,890	$330,038

Adjusted EBITDA
Boulder Strip	$15,899	$14,098
Coast Casinos	68,170	—
Stardust	7,115	5,487
Downtown Properties	11,410	10,055
Central Region	55,879	44,172

Wholly-owned property adjusted EBITDA	158,473	73,812
Corporate expense	(9,793)	(6,268)

Wholly-owned adjusted EBITDA	148,680	67,544
Our share of Borgata’s operating income before amortization expenses (e)	21,753	13,144

Total adjusted EBITDA	170,433	80,688

Other operating costs and expenses
Deferred rent	1,304	—
Depreciation and amortization	43,727	24,974
Preopening expenses	1,934	—

Total other operating costs and expenses	46,965	24,974

Operating income	123,468	55,714

Other non-operating costs and expenses
Interest expense, net (b)	32,065	17,795
Gain on sale of undeveloped land	(390)	—
Our share of Borgata’s non-operating expense, net	2,787	6,460

Total other non-operating costs and expenses	34,462	24,255

Income before provision for income taxes and cumulative effect of a change in accounting principle	89,006	31,459
Provision for income taxes (c)	32,487	17,994

Income before cumulative effect of a change in accounting principle	56,519	13,465
Cumulative effect of a change in accounting for intangible assets, net of taxes (d)	(16,439)	—

Net income	$40,080	$13,465

(a)	Includes revenues related to Vacations Hawaii, the Company’s Honolulu travel agency, of $12.8 million and $11.2 million for the three months ended March 31, 2005 and 2004, respectively.

(b)	Net of interest income and amounts capitalized.

(c)	Results for the three months ended March 31, 2004 include $5.7 million of tax expense, net of federal tax benefit, related to the Indiana Department of Revenue’s assessment for state income taxes.

(d)	The Company adopted Emerging Issues Task Force Topic No. D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill, or EITF D-108, during the quarter ended March 31, 2005. EITF D-108 requires companies that have applied the residual method to the valuation of intangible assets for purposes of impairment testing to now use the direct method. As a result of the adoption, the Company recorded a charge of $25.4 million ($16.4 million, net of tax), or $0.18 per share, to reduce the balance of its intangible license rights at Delta Downs. This charge has been reflected as a cumulative effect of a change in accounting principle, net of tax, in the consolidated statement of operations for the three months ended March 31, 2005.

(e)	The following table reconciles the presentation of our share of Borgata’s operating results in our consolidated statements of operations to the presentation of our share of Borgata’s results in the above table:

	Three Months Ended March 31,
	2005	2004
Operating income from Borgata	$21,429	$12,812
Add back amortization expense related to capitalized interest and unilateral contribution to Borgata	324	332

Our share of Borgata’s operating income before amortization expenses	$21,753	$13,144

BOYD GAMING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share data)	Three Months Ended March 31,
	2005	2004
Revenues
Gaming	$465,946	$282,719
Food and beverage	83,109	43,709
Room	45,758	20,621
Other	36,333	19,259

Gross revenues	631,146	366,308
Less promotional allowances	64,256	36,270

Net revenues	566,890	330,038

Costs and expenses
Gaming	207,780	140,109
Food and beverage	50,523	24,530
Room	13,071	5,894
Other	31,975	19,745
Selling, general and administrative	83,737	52,683
Maintenance and utilities	22,635	13,265
Depreciation and amortization	43,403	24,642
Corporate expense	9,793	6,268
Preopening expenses	1,934	—

Total	464,851	287,136

Operating income from Borgata	21,429	12,812

Operating income	123,468	55,714

Other income (expense)
Interest income	41	47
Interest expense, net of amounts capitalized	(32,106)	(17,842)
Gain on sale of undeveloped land	390	—
Other expense from Borgata, net	(2,787)	(6,460)

Total	(34,462)	(24,255)

Income before provision for income taxes and cumulative effect of a change in accounting principle	89,006	31,459
Provision for income taxes	32,487	17,994

Income before cumulative effect of a change in accounting principle	56,519	13,465
Cumulative effect of a change in accounting for intangible assets, net of taxes of $8,984	(16,439)	—

Net income	$40,080	$13,465

Basic Net Income Per Common Share
Income before cumulative effect of a change in accounting principle	$0.64	$0.21
Cumulative effect of a change in accounting for intangible assets, net of taxes	(0.18)	—

Net income	$0.46	$0.21

Average Basic Shares Outstanding	87,708	65,266

Diluted Net Income Per Common Share
Income before cumulative effect of a change in accounting principle	$0.63	$0.20
Cumulative effect of a change in accounting for intangible assets, net of taxes	(0.18)	—

Net income	$0.45	$0.20

Average Diluted Shares Outstanding	89,941	66,661

The following table reconciles net income based upon generally accepted accounting principles to adjusted net income and adjusted net income per share.

	Three Months Ended March 31,
(In thousands, except per share data)	2005	2004
Net income	$40,080	$13,465
Adjustments:
Gain on sale of undeveloped land	(390)	—
Preopening expenses	1,934	—
Indiana state income tax assessment	—	5,725
Income tax effect for above adjustments	(564)	—
Cumulative effect of a change in accounting principle, net	16,439	—

Adjusted net income	$57,499	$19,190

Adjusted net income per diluted share	$0.64	$0.29

Weighted average diluted shares outstanding	89,941	66,661

The following tables reconcile operating income to adjusted EBITDA.

	Three Months Ended March 31, 2005
(In thousands)	Operating Income (Loss)	Depreciation and Amortization	Preopening Expenses	Deferred Rent	Adjusted EBITDA
Boulder Strip	$10,778	$5,121	$—	$—	$15,899
Coast Casinos	52,353	14,555	—	1,262	68,170
Stardust	3,457	3,658	—	—	7,115
Downtown Properties	7,662	3,748	—	—	11,410
Central Region	40,145	15,196	496	42	55,879
Corporate	(12,356)	1,125	1,438	—	(9,793)

Totals for wholly-owned properties	102,039	43,403	1,934	1,304	148,680
Our share of Borgata results	21,429	324	—	—	21,753

Consolidated	$123,468	$43,727	$1,934	$1,304	$170,433

	Three Months Ended March 31, 2004
	Operating Income (Loss)	Depreciation and Amortization	Adjusted EBITDA
Boulder Strip	$9,419	$4,679	$14,098
Stardust	1,805	3,682	5,487
Downtown Properties	6,339	3,716	10,055
Central Region	32,628	11,544	44,172
Corporate	(7,289)	1,021	(6,268)

Totals for wholly-owned properties	42,902	24,642	67,544
Our share of Borgata results	12,812	332	13,144

Consolidated	$55,714	$24,974	$80,688

The following table reports Borgata financial results.

	Three Months Ended March 31,
(In thousands)	2005	2004
Gaming revenue	$162,054	$140,204
Non-gaming revenue	53,511	50,429

Gross revenues	215,565	190,633
Less promotional allowances	43,431	44,744

Net revenues	172,134	145,889
Expenses	115,254	105,784
Depreciation and amortization	13,373	13,817

Operating income	43,507	26,288

Interest and other expenses, net	(5,982)	(10,456)
Benefit / (provision) for income taxes	409	(2,465)

Subtotal	(5,573)	(12,921)

Net income	$37,934	$13,367

The following table reconciles our share of Borgata’s results to the reported amounts.

	Three Months Ended March 31,
	2005	2004
Our share of Borgata’s operating income	$21,753	$13,144
Amortization expense related to capitalized interest and unilateral contribution to Borgata	(324)	(332)

Operating income from Borgata, as reported	$21,429	$12,812

Other expense from Borgata, as reported	$(2,787)	$(6,460)

The following table reconciles operating income to adjusted EBITDA for Borgata.

(In thousands)	Three Months Ended March 31,
	2005	2004
Operating income	$43,507	$26,288
Depreciation and amortization	13,373	13,817

Adjusted EBITDA	$56,880	$40,105

The following table reports results for the three month period ended March 31, 2004 for Coast Casinos, Inc. On July 1, 2004, Boyd Gaming completed its merger with Coast Casinos, which is now a wholly-owned subsidiary of Boyd Gaming and whose post-merger results are reported as part of Boyd Gaming’s consolidated group.

($ in thousands)	Three Months Ended March 31, 2004

Property adjusted EBITDA	$52,814
Corporate expense	2,083

Adjusted EBITDA	50,731

Other operating costs and expenses
Depreciation and amortization	12,676
Preopening expenses	393
Deferred rent	764
Merger related expenses	1,243

Total other operating costs and expenses	15,076

Operating income	35,655

Other non-operating costs and expenses - Interest expense, net	9,225

Income before provision for income taxes	26,430
Provision for income taxes	9,172

Net income	$17,258

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s strategy, expenses, revenue, earnings, cash flow and the growth of certain gaming markets (including the booming Las Vegas market, as well as the locals market) and the Company’s growth pipeline. In addition, forward-looking statements include statements regarding the Company placing assets in proven successful markets, major ongoing expansion at Blue Chip, the Company’s planning efforts at the Stardust, that the Company’s increased dividend rate reflects confidence in current operations as well as prospects for earnings growth, the upcoming addition of South Coast to the Company’s portfolio of properties, the expansion and timing for the new amenities at Borgata, as well as Borgata’s market rankings for EBITDA, casino, table and slot win, and Borgata’s outdistancing its competition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances that its ability to achieve increased margins and market share premiums, grow revenues, or meet other identified expectations for the Company or Borgata will be achieved or that Borgata’s current estimated rankings in the Atlantic City market will continue in future periods. In addition, the Company can provide no assurances that it will declare or pay future dividends, that South Coast will be opened on time, at final costs that approximate the Company’s current estimates, or at all, or that the Borgata, Blue Chip or Stardust expansion projects will be completed within the estimated time frames and budget, or at all. Among the factors that could cause actual results to differ materially are the following: competition, increased costs (including marketing costs) and uncertainties relating to new developments and expansion (including enhancements to improve property performance), changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Investment Considerations” and in other sections of the Company’s Form 10-K for the fiscal year ended December 31, 2004 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Boyd Gaming will host a webcast at 4:30 p.m. Eastern on Monday, April 25, 2005 to review the first quarter results. The Webcast will be available on the Company’s website at www.boydgaming.com and at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=1052724.

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 18 gaming entertainment properties, plus one under development, located in Nevada, New Jersey, Mississippi, Illinois, Indiana and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com .

###